UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2020

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Grove Street, Watertown, MA 02472
(Address of principal executive offices)(Zip Code)

(617) 923-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	SELB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Items
On October 8, 2020, Selecta Biosciences, Inc. (the “Company”) and IGAN Biosciences, Inc., a Delaware corporation (“IGAN”) entered into an Option and License Agreement (the “IGAN Agreement”). Pursuant to the IGAN Agreement, IGAN will grant the Company an exclusive license to research, evaluate, and conduct pre-clinical development activities on IGAN’s proprietary IgA Proteases. The company will have an option term of 24 months (the “Option Term”), during which it can elect to obtain an exclusive license to further develop and commercialize the product to treat all IgA Protease-mediated diseases, including IgA nephropathy, Linear IgA bullous dermatitis, IgA pemphigus, and Henoch-Schonlein purpura (also known as IgA vasculitis).
The Company will pay IGAN a one-time up-front payment of USD $500,000 within ten (10) business days of signing the IGAN Agreement, and the Company will owe additional payments to IGAN upon opting-in to an exclusive license agreement, as well as upon the achievement of certain development and sales milestones.
During the Option Term, the Company may terminate the IGAN Agreement immediately for any reason upon written notice to IGAN. If the Company opts-in to an exclusive license agreement, the Company may terminate the IGAN Agreement upon 120 days’ written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: October 8, 2020	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer